SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 11, 2011

Massive Dynamics, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-54387	45-0836120
(State or other jurisdiction)	(Commission File number)	(IRS Employer of incorporation or organization) Identification No.)

320 Otero, Newport Beach, CA 92660

(Address of principal executive offices) (Zip Code 518035)

(310) 200-5199

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2011, the Massive Dynamics, Inc. (“we”, “us”, “our”) executed a Services Agreement (the “Agreement”) with Horizon Tower, LLC, a Delaware limited liability company (“Horizon”).  The Agreement is the first meaningful step in the Registrant entering the communications tower services industry.  We intend to provide an array of services to operators of multi-user communications towers.  The Agreement, a copy of which is attached as an exhibit to this report, is the first step towards our entry into this line of business.  The Agreement provides that we will perform the following services:

Site Identification: Identify possible Tower Sites and provide Horizon with a written report in an agreed format regarding the location and characteristics of each Tower Site, including an analysis of all competitors within a three (3) mile radius (a “Tower Site Report”).  Horizon may accept or reject each Tower Site in its sole discretion.   We will prepare a Tower Site Report exclusively for Horizon for each and every Tower Site that we are is considering for development.  We may not present such Tower Site Reports to any other person or entity unless and until Horizon has rejected such Tower Site in writing.

Due Diligence: Conduct customary due diligence for each Tower Site approved by Horizon, including, but not limited to obtaining lien searches, a title commitment, tax information and zoning status and feasibility and conducting an ALTA land survey and a Phase I environmental study as well as all SHPO/NEPA requirements.  We are required to provide Horizon with a written report in an agreed format regarding the due diligence for each Tower Site approved by Horizon.

Site Acquisition:  Negotiate business terms of a long-term ground lease between Horizon and the Tower Site owner using Horizon’s approved form of ground lease and otherwise on terms and conditions approved by Horizon and obtain any necessary easements or other access rights.

Zoning: Obtain all necessary zoning variances and permits.

Construction Permit:  Obtain a construction permit for the tower.

Anchor Tenant:  Negotiate business terms of a tower space license between a potential tower space licensee (who will be the first and primary licensee at a Tower Site) (the “Anchor Tenant”) and Horizon, using Horizon’s approved form of tower space license and otherwise on terms and conditions approved by Horizon.

The Agreement provides that we will be compensated for our efforts as follows:

$5,000 for each Tower Site accepted by Horizon after receipt of a Tower Site Report;

$7,500 upon completion of Due Diligence;

$15,000 upon execution of a ground lease for a Tower Site;

$15,000 upon obtaining all necessary zoning variances and permits and a construction permit by final order;

$35,000 upon the later of (i) Horizon entering into a tower space license with the Anchor Tenant with a minimum term of five (5) years and otherwise on term and conditions approved by Horizon and (ii) completion of the four (4) other milestones payments described above;

$5,000 upon the completion of Construction Management Services for construction of Tower Site.

The Agreement is for a one year term, is renewable and may be cancelled by either party on 30 days notice.

In order to meet our commitments under the Agreement, we will be required to enter into a significant capital raising transaction in the near future.  Management has not finalized the structure of such transaction.

By reason of the execution of the Agreement, management has determined that we are no longer a “Shell Company” as defined in the Rules and Regulations of the Securities and Exchange Commission.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Business Acquired

Not Required.

(b)

Pro-Forma Financial Information

Not Required.

(c)

Exhibits

               Exhibit No.

   Description

               10.1

    Services Agreement, dates as of July 11, 2011, by and between Horizon Tower, LLC and Massive Dynamics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSIVE DYNAMICS, INC.

By:

/s/ Don Calabria, CEO & President

Don Calabria, CEO & President

Dated:  July 13, 2011